UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2024

Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	1-9929 (Commission File Number)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)		27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered subject to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2024, Insteel Industries, Inc., through its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel”), entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which it has acquired substantially all of the assets, other than cash and accounts receivable, of Engineered Wire Products, Inc. (“EWP”), a leading manufacturer of welded wire reinforcement products for use in nonresidential and residential construction, and certain related assets of Liberty Steel Georgetown Inc. (“LSG”), for a purchase price of approximately $70.0 million, subject to certain adjustments (the “Acquisition”).

Under the terms of the Acquisition, Insteel acquired, among other assets, EWP’s inventories and production equipment and EWP’s Upper Sandusky, Ohio and Warren, Ohio production facilities. Insteel also acquired certain equipment of LSG located in Georgetown, South Carolina, but such Georgetown facility was otherwise excluded from the Acquisition. The Acquisition purchase price is subject to an adjustment based on EWP’s closing inventory balance. EWP is retaining its accounts receivable and accounts payable. The Acquisition was funded with cash on hand.

Insteel and EWP made customary representations, warranties and covenants in the Agreement, which also provides for certain indemnification obligations. The Agreement prohibits EWP from competing in the rolled and flat mesh welded wire reinforcement products business for four years.

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about Insteel or EWP or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Insteel or EWP or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Insteel’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On October 21, 2024, Insteel issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that Insteel expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1*	Asset Purchase Agreement between Insteel and EWP dated as of October 21, 2024

Exhibit 99.1	Press Release dated October 21, 2024 announcing the Acquisition

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Insteel agrees to furnish supplemental copies of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Date: October 21, 2024	By:	/s/ Elizabeth C. Southern
Elizabeth C. Southern
Vice President, Administration, Secretary and Chief Legal Officer